Exhibit 99.1

IQVIA Reports First-Quarter 2022 Results

  Revenue of $3,568 million increased 4.7 percent year-over-year on a reported basis and 6.8 percent at constant currency
  GAAP Net Income of $325 million grew 53.3 percent year-over-year
  Adjusted EBITDA of $812 million grew 9.1 percent year-over-year
  GAAP Diluted Earnings per Share of $1.68 grew 54.1 percent year-over-year
  Adjusted Diluted Earnings per Share of $2.47 grew 13.3 percent year-over-year
  Record quarterly R&D Solutions services bookings of over $1.9 billion; record R&D Solutions contracted backlog in excess of $25 billion, up 9.1 percent year-over-year
  Full-year 2022 revenue guidance range updated for foreign exchange and the Ukraine/Russia crisis
  Full-year 2022 guidance ranges reaffirmed for Adjusted EBITDA and Adjusted Diluted Earnings Per Share, representing growth of 10.2 to 12.7 percent and 10.2 to 13.5 percent, respectively

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--April 27, 2022--IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, today reported financial results for the quarter ended March 31, 2022.

First-Quarter 2022 Operating Results
Revenue for the first quarter of $3,568 million increased 4.7 percent on a reported basis and 6.8 percent at constant currency, compared to the first quarter of 2021. Technology & Analytics Solutions (TAS) revenue of $1,439 million increased 6.8 percent on a reported basis and 9.8 percent at constant currency. Research & Development Solutions (R&DS) revenue of $1,934 million increased 3.5 percent on a reported basis and 4.7 percent at constant currency. Excluding the impact of pass throughs, R&DS revenue grew 11.1 percent year-over-year on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $195 million increased 1.0 percent on a reported basis and 5.7 percent at constant currency.

R&DS contracted backlog, including reimbursed expenses, grew 9.1 percent year-over-year to $25.3 billion as of March 31, 2022. The company expects approximately $7.0 billion of this backlog to convert to revenue in the next twelve months. The first-quarter contracted net book-to-bill ratio was 1.31x including reimbursed expenses and 1.32x excluding reimbursed expenses. For the last twelve months ended March 31, 2022, the contracted net book-to-bill ratio was 1.32x including reimbursed expenses and 1.33x excluding reimbursed expenses.

“We delivered a strong first quarter across all key financial metrics despite the broader macro environment and the significant step-down in COVID-related work,” said Ari Bousbib, chairman and CEO of IQVIA. “Our base businesses sustained the strong underlying top-line growth we saw exiting 2021; we delivered our highest-ever quarter of R&DS services bookings, achieving more than $25 billion of backlog for the first time ever. Our teams are executing well operationally. We remain confident in our ability to deliver our growth targets for 2022 and beyond as the backdrop for the industry continues to be very strong, with our RFP dollar volume up 13 percent year-over-year.”

First-quarter GAAP Net Income was $325 million, up 53.3 percent year-over-year, and GAAP Diluted Earnings per Share was $1.68, up 54.1 percent year-over-year. Adjusted Net Income was $477 million, up 12.2 percent year-over-year, and Adjusted Diluted Earnings per Share was $2.47, up 13.3 percent year-over-year. Adjusted EBITDA was $812 million, up 9.1 percent year-over-year.

Financial Position
As of March 31, 2022, cash and cash equivalents were $1,387 million and debt was $12,637 million, resulting in net debt of $11,250 million. IQVIA’s Net Leverage Ratio was 3.6x trailing twelve month Adjusted EBITDA. For the first quarter of 2022, Operating Cash Flow was $508 million and Free Cash Flow was $331 million.

Share Repurchase
During the first quarter of 2022, the company repurchased $403 million of its common stock. IQVIA had $2,120 million of share repurchase authorization remaining as of March 31, 2022.

Full-Year 2022 Guidance
For full-year 2022, the company’s expectation of low-to-mid teens organic revenue growth at constant currency, excluding COVID-related work, remains unchanged. To reflect the impact of the strengthening of the US dollar, as well as to a lesser extent, some disruption from the Ukraine/Russia crisis, the company is updating its revenue guidance range. The company now expects revenue to be between $14,450 million and $14,750 million, representing growth of 6.9 to 9.0 percent at constant currency, and 4.2 to 6.3 percent on a reported basis. Despite the macro factors impacting revenue, the company is reaffirming its full-year 2022 Adjusted EBITDA guidance range of $3,330 million to $3,405 million and Adjusted Diluted Earnings Per Share guidance range of $9.95 to $10.25, representing growth of 10.2 to 12.7 percent and 10.2 to 13.5 percent on a reported basis, respectively, as disclosed on its fourth-quarter 2021 earnings call on February 15, 2022.

Second-Quarter 2022 Guidance
For the second quarter of 2022, the company expects revenue to be between $3,470 million and $3,520 million, representing growth of 4.5 to 6.0 percent at constant currency and 0.9 to 2.4 percent on a reported basis, with underlying organic revenue growth excluding COVID-related work of low-to-mid teens at constant currency. The company expects Adjusted EBITDA to be between $790 million and $805 million, and Adjusted Diluted Earnings per Share to be between $2.35 and $2.42, representing growth of 9.4 to 11.5 percent and 10.3 to 13.6 percent on a reported basis, respectively.

All financial guidance assumes foreign currency exchange rates as of April 26, 2022, remain in effect for the forecast period.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its first-quarter 2022 results and its second-quarter and full-year 2022 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources and extensive domain expertise. IQVIA Connected Intelligence™ delivers powerful insights with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 82,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behavior and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our second-quarter and full-year 2022 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, and international conflicts or other disruptions outside of our control such as the current situation in Ukraine and Russia; our ability to accurately model or forecast the impact of the spread and/or containment of COVID-19, including any variants, among other sources of business interruption, on our operations and financial results; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to IQVIA Holdings Inc. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our second-quarter and full-year 2022 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

Table 1 IQVIA HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (preliminary and unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2022	2021
Revenues	$3,568	$3,409
Costs of revenue, exclusive of depreciation and amortization	2,323	2,293
Selling, general and administrative expenses	488	442
Depreciation and amortization	255	323
Restructuring costs	7	9
Income from operations	495	342
Interest income	(1)	(1)
Interest expense	86	99
Loss on extinguishment of debt	—	24
Other expense (income), net	10	(37)
Income before income taxes and equity in (losses) earnings of unconsolidated affiliates	400	257
Income tax expense	71	44
Income before equity in (losses) earnings of unconsolidated affiliates	329	213
Equity in (losses) earnings of unconsolidated affiliates	(4)	4
Net income	325	217
Net income attributable to non-controlling interests	—	(5)
Net income attributable to IQVIA Holdings Inc.	$325	$212
Earnings per share attributable to common stockholders:
Basic	$1.71	$1.11
Diluted	$1.68	$1.09
Weighted average common shares outstanding:
Basic	190.0	191.5
Diluted	193.4	194.9

Table 2 IQVIA HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (preliminary and unaudited)

(in millions, except per share data)	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,387	$1,366
Trade accounts receivable and unbilled services, net	2,619	2,551
Prepaid expenses	162	156
Income taxes receivable	43	58
Investments in debt, equity and other securities	106	111
Other current assets and receivables	455	521
Total current assets	4,772	4,763
Property and equipment, net	531	497
Operating lease right-of-use assets	407	406
Investments in debt, equity and other securities	72	76
Investments in unconsolidated affiliates	90	88
Goodwill	13,532	13,301
Other identifiable intangibles, net	4,917	4,943
Deferred income taxes	120	124
Deposits and other assets	528	491
Total assets	$24,969	$24,689
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,816	$2,981
Unearned income	1,927	1,825
Income taxes payable	135	137
Current portion of long-term debt	90	91
Other current liabilities	189	207
Total current liabilities	5,157	5,241
Long-term debt, less current portion	12,547	12,034
Deferred income taxes	455	410
Operating lease liabilities	310	313
Other liabilities	581	649
Total liabilities	19,050	18,647
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of March 31, 2022 and December 31, 2021, $0.01 par value, 256.2 shares issued and 189.3 shares outstanding as of March 31, 2022; 255.8 shares issued and 190.6 shares outstanding as of December 31, 2021	10,745	10,777
Retained earnings	2,568	2,243
Treasury stock, at cost, 66.9 and 65.2 shares as of March 31, 2022 and December 31, 2021, respectively	(6,975)	(6,572)
Accumulated other comprehensive loss	(419)	(406)
Total stockholders’ equity	5,919	6,042
Total liabilities and stockholders’ equity	$24,969	$24,689

Table 3 IQVIA HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (preliminary and unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
Operating activities:
Net income	$325	$217
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	255	323
Amortization of debt issuance costs and discount	4	5
Stock-based compensation	30	32
Losses (earnings) from unconsolidated affiliates	4	(4)
Loss on investments, net	11	3
Benefit from deferred income taxes	(10)	(39)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	54	342
Change in other operating assets and liabilities	(165)	(12)
Net cash provided by operating activities	508	867
Investing activities:
Acquisition of property, equipment and software	(177)	(149)
Acquisition of businesses, net of cash acquired	(430)	(19)
Purchases of marketable securities, net	(3)	(7)
Investments in unconsolidated affiliates, net of payments received	(6)	(1)
Investments in equity securities	—	(1)
Other	3	1
Net cash used in investing activities	(613)	(176)
Financing activities:
Proceeds from issuance of debt	—	1,751
Payment of debt issuance costs	—	(32)
Repayment of debt and principal payments on finance leases	(24)	(1,758)
Proceeds from revolving credit facility	950	—
Repayment of revolving credit facility	(300)	—
Payments related to employee stock option plans	(67)	(56)
Repurchase of common stock	(403)	(62)
Contingent consideration and deferred purchase price payments	(12)	(11)
Net cash provided by (used in) financing activities	144	(168)
Effect of foreign currency exchange rate changes on cash	(18)	(32)
Increase in cash and cash equivalents	21	491
Cash and cash equivalents at beginning of period	1,366	1,814
Cash and cash equivalents at end of period	$1,387	$2,305

Table 4 IQVIA HOLDINGS INC. AND SUBSIDIARIES NET INCOME TO ADJUSTED EBITDA RECONCILIATION (preliminary and unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
Net Income Attributable to IQVIA Holdings Inc.	$325	$212
Provision for income taxes	71	44
Depreciation and amortization	255	323
Interest expense, net	85	98
Loss (income) in unconsolidated affiliates	4	(4)
Income from non-controlling interests	—	5
Deferred revenue purchase accounting adjustments	1	—
Stock-based compensation	30	32
Other expense (income), net	11	(27)
Loss on extinguishment of debt	—	24
Restructuring and related expenses	18	19
Acquisition related expenses	12	18
Adjusted EBITDA	$812	$744

Table 5 IQVIA HOLDINGS INC. AND SUBSIDIARIES NET INCOME TO ADJUSTED NET INCOME RECONCILIATION (preliminary and unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2022	2021
Net Income Attributable to IQVIA Holdings Inc.	$325	$212
Provision for income taxes	71	44
Purchase accounting amortization (1)	134	225
Loss (income) in unconsolidated affiliates	4	(4)
Income from non-controlling interests	—	5
Deferred revenue purchase accounting adjustments	1	—
Stock-based compensation	30	32
Other expense (income), net	11	(27)
Loss on extinguishment of debt	—	24
Restructuring and related expenses	18	19
Acquisition related expenses	12	18
Adjusted Pre Tax Income	$606	$548
Adjusted tax expense	(129)	(114)
Income from non-controlling interests	—	(5)
Minority interest effect in non-GAAP adjustments (2)	—	(4)
Adjusted Net Income	$477	$425

Adjusted earnings per share attributable to common stockholders:
Basic	$2.51	$2.22
Diluted	$2.47	$2.18
Weighted average common shares outstanding:
Basic	190.0	191.5
Diluted	193.4	194.9

(1) Reflects all the amortization of acquired intangible assets.
(2) Reflects the portion of Q2 Solutions' after-tax non-GAAP adjustments attributable to the minority interest partner.

Table 6 IQVIA HOLDINGS INC. AND SUBSIDIARIES NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION (preliminary and unaudited)

Three Months Ended March 31,
(in millions)	2022
Net Cash provided by Operating Activities	$508
Acquisition of property, equipment and software	(177)
Free Cash Flow	$331

Table 7 IQVIA HOLDINGS INC. AND SUBSIDIARIES CALCULATION OF GROSS AND NET LEVERAGE RATIOS AS OF MARCH 31, 2022 (preliminary and unaudited)

(in millions)
Gross Debt, net of Original Issue Discount, as of March 31, 2022	$12,637
Net Debt as of March 31, 2022	$11,250
Adjusted EBITDA for the twelve months ended March 31, 2022	$3,090
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.1x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.6x

Contacts

Nick Childs, IQVIA Investor Relations (nicholas.childs@iqvia.com)
+1.973.316.3828

Tor Constantino, IQVIA Media Relations (tor.constantino@iqvia.com)
+1.484.567.6732